EXHIBIT 4.3

                      -------------------------------------




                          Registration Rights Agreement

                           Dated As of August 25, 2005

                                      among

                                Monsanto Company

                                       and

                         Banc of America Securities LLC
                              ABN AMRO Incorporated
                              Barclays Capital Inc.
                          Calyon Securities (USA) Inc.
                         KBC Financial Products USA Inc.
                           J.P. Morgan Securities Inc.
                          Citigroup Global Markets Inc.
                            Rabo Securities USA, Inc.
                        The Williams Capital Group, L.P.




                           ---------------------------



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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into this 25th day of August, 2005, among MONSANTO COMPANY, a Delaware corporation (the "Company"), and BANC OF AMERICA SECURITIES LLC; ABN AMRO INCORPORATED; BARCLAYS CAPITAL INC.; CALYON SECURITIES (USA) INC.; KBC FINANCIAL PRODUCTS USA INC.; J.P. MORGAN SECURITIES INC.; CITIGROUP GLOBAL MARKETS INC.; RABO SECURITIES USA, INC.; SPP CAPITAL PARTNERS, LLC; and THE WILLIAMS CAPITAL GROUP, L.P. (collectively, the "Dealer Managers"), on behalf of themselves and on behalf of the Holders of 144A Notes (as those terms are defined herein).

     This Agreement is made in connection with the Dealer Manager Agreement, dated July 25, 2005, as amended by the First Amendment to the Dealer Manager Agreement, dated August 3, 2005, among the Company and the Dealer Managers (the "Dealer Manager Agreement"), which provides for the offer by the Company to exchange its Senior Notes due 2025 (the "144A Notes") for up to $400,000,000 aggregate principal amount of its 7-3/8% Senior Notes due 2012 (the "Old Notes") validly tendered in the exchange offer and not properly withdrawn, on the terms and subject to the conditions set forth in the Offering Memorandum, dated July 25, 2005 (the "Offering Memorandum").

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "144A Notes" shall have the meaning set forth in the preamble.

     "1933 Act" shall mean the Securities Act of 1933, as amended from time to time.

     "1934 Act" shall mean the Securities Exchange Act of l934, as amended from time to time.

     "Additional Interest" shall have the meaning set forth in Section 2.5.

     "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, New York.

     "Closing Date" shall mean the Acceptance Date as defined in the Dealer Manager Agreement.

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Dealer Manager" or "Dealer Managers" shall have the meaning set forth in the preamble.

     "Dealer Manager Agreement" shall have the meaning set forth in the preamble.

     "Depositary" shall mean The Depository Trust Company.

     "Effectiveness Period" shall have the meaning set forth in Section 2.2(b).

     "Exchange Offer" shall mean the exchange offer by the Company of Registered Notes for 144A Notes pursuant to Section 2.1 hereof.

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

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form or on any successor form used for substantially the same transactions), and all amendments and supplements to such registration statement, including the Prospectus (as such term is defined herein) contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "Exchange Period" shall have the meaning set forth in Section 2.1(b) hereof.

     "Holder" shall mean each Person who becomes the registered owner of 144A Notes or Registered Notes, as the case may be.

     "Indenture" shall mean the indenture, dated as of August 1, 2002, between the Company and The Bank of New York Trust Company, N.A., as successor trustee, relating to the issuance of debt securities by the Company from time to time, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, and including any Board Resolution delivered to the Trustee under Section 301 of the Indenture relating to the 144A Notes or Registered Notes.

     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of 144A Notes participating in a Shelf Registration.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Old Notes" shall have the meaning set forth in the preamble.

     "Person" shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the 144A Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Registered Notes" shall mean the 5 1/2% Senior Notes due 2025, issued by the Company under the Indenture and containing terms identical to the 144A Notes in all material respects (except for registration rights, transfer restrictions and liquidated damages provisions), to be offered to Holders of 144A Notes in exchange therefor pursuant to the Exchange Offer.

     "Registration Default" shall have the meaning set forth in Section 2.5.

     "Registration Expenses" shall mean any and all reasonable expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for

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

the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of the Trustee, and any escrow agent or custodian, and (vi) the reasonable fees and disbursements of one counsel designated by the Majority Holders for purposes described in Section 3.

     "Registration Statement" shall mean any registration statement of the Company which covers any of the Registered Notes or 144A Notes, as the case may be pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.

     "Shelf Registration" shall mean a registration effected pursuant to Section
2.2 hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the 144A Notes on an appropriate form under Rule 415 under the 1933 Act, or any successor or similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Trustee" shall mean the trustee with respect to the 144A Notes and the Registered Notes under the Indenture.

     "Underwriter" shall have the meaning set forth in Section 4(a) hereof.

     2. Registration Under the 1933 Act.

     2.1. Exchange Offer. The Company shall, for the benefit of the Holders, at the Company's cost, (A) prepare and, as soon as practicable but not later than 90 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the 144A Notes, of a like principal amount of Registered Notes, (B) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 180 days of the Closing Date, (C) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use its reasonable best efforts to cause the Exchange Offer to be consummated not later than 225 days following the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange 144A Notes for Registered Notes (assuming that such Holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act,
(b) is not a broker-dealer tendering 144A Notes acquired directly from the Company for its own account, (c) acquired or will acquire the 144A Notes and Registered Notes in the ordinary course of such Holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Registered Notes) to transfer such Registered Notes from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

     In connection with the Exchange Offer, the Company shall:

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

     (a) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (b) keep the Exchange Offer open for acceptance for a period of not less than 20 Business Days, and not more than 40 Business Days, after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

     (c) utilize the services of the Depositary for the Exchange Offer;

     (d) permit Holders to withdraw tendered 144A Notes at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of 144A Notes delivered for exchange, and a statement that such Holder is withdrawing such Holder's election to have such 144A Notes exchanged; and

     (e) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

     As soon as practicable after the expiration date of the Exchange Offer, the Company shall:

     (i) accept for exchange all 144A Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

     deliver to the Trustee for cancellation all 144A Notes so accepted for exchange; and

     (ii) cause the Trustee promptly to authenticate and deliver Registered Notes to each Holder of 144A Notes so accepted for exchange in a principal amount equal to the principal amount of the 144A Notes of such Holder so accepted for exchange.

     Interest on each Registered Note will accrue from the last date on which interest was paid on the 144A Notes surrendered in exchange therefor or, if no interest has been paid on the 144A Notes, from the date of original issuance of the 144A Notes. The Exchange Offer shall not be subject to any conditions, other than: (i) that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) the due tendering of 144A Notes in accordance with the Exchange Offer; (iii) that each Holder of 144A Notes exchanged in the Exchange Offer shall have represented that (a) it is not an "affiliate" of the Company (as defined in Rule 405 under the 1933 Act), (b) it is not a broker-dealer tendering 144A Notes acquired directly from the Company for its own account, (c) all Registered Notes to be received by it shall be acquired in the ordinary course of its business, and (d) at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Registered Notes and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available; and (iv) that no action or proceeding shall have been instituted or threatened in any court or

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

by or before any governmental agency with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

     The Registered Notes will have the right to vote and consent as a single class with the 144A Notes on all matters on which Holders of the Registered Notes or 144A Notes are entitled to vote and consent.

     2.2. Shelf Registration. (i) If, because of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company determines, upon the advice of its outside legal counsel, that it is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer is not consummated within 225 days after the original issue of the 144A Notes, or (iii) if a Holder notifies the Company in writing prior to the 20th day following the consummation of the Exchange Offer that it is not permitted to participate in the Exchange Offer or does not receive fully tradable Registered Notes pursuant to the Exchange Offer, then in case of each of clauses (i) through (iii) the Company shall, at its cost:

     (a) As promptly as practicable, but no later than 45 days after being required to do so under Section 2.2(i) hereof, file with the SEC, and thereafter shall use its reasonable best efforts to cause to be declared effective as promptly as practicable but no later than 180 days after being required to do so under Section 2.2(i) hereof, a Shelf Registration Statement relating to the offer and sale of the 144A Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders and set forth in such Shelf Registration Statement;

     (b) Use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Date, or for such shorter period that will terminate when all 144A Notes covered by the Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement, (ii) are eligible for resale to the public pursuant to Rule 144(k) under the 1933 Act, (iii) such shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (the "Effectiveness Period").

     (c) Notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

     The Company shall not permit any securities other than 144A Notes to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required

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by Section 3(b) below, and to furnish to the Holders of 144A Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     2.3. Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's 144A Notes pursuant to the Shelf Registration Statement.

     2.4.  Effectiveness.  An Exchange Offer Registration  Statement pursuant to
Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registered Notes pursuant to an Exchange Offer Registration Statement or 144A Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Registered Notes or 144A Notes, as the case may be, pursuant to such Registration Statement may legally resume.

     2.5. Interest. (i) In the event that any of (a) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 90th calendar day following the date of original issue of the 144A Notes (or if such 90th day is not a Business Day, the next succeeding Business Day), (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th calendar day following the date of original issue of the 144A Notes (or if such 180th day is not a Business Day, the next succeeding Business
Day), (c) the Shelf Registration Statement has not been declared effective on or prior to the 180th calendar day after being required to do so under Section 2.2(i) hereof, (d) neither the Exchange Offer is consummated nor a Shelf Registration Statement is declared effective on or prior to the 225th calendar day following the date of original issue of the 144A Notes, (e) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective (other than after such time as all 144A Notes or Registered Notes, as the case may be, have been disposed of hereunder) or is not usable for its intended purpose, except if it is succeeded promptly (within 10 Business Days of the Registration Statement ceasing to be effective or usable) by a post-effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective (within 15 Business Days of filing), or (f) any Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or is not usable for its intended purposes for a period of time that exceeds 60 days in the aggregate in any 12-month period in which it is required to be effective under this Agreement (each such event referred to in clauses (a) through (f) above, a "Registration Default"), the interest rate borne by the 144A Notes held by a Holder shall be increased ("Additional Interest") by 0.25 percent per annum during the 90 day period immediately following the occurrence of any such Registration Default, which rate will increase by 0.25 percent at the end of each subsequent 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed 0.50 percent per annum. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any Holder with respect to any Registration Defaults.

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     The Company shall notify the Trustee  within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of 144A Notes entitled thereto, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of 144A Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

     (ii) The Company may delay the filing of any registration statement contemplated by paragraph (i) above, or terminate or suspend the effectiveness thereof, if the Company determines, in its good faith judgment, that certain disclosure which would otherwise be required at the time is not in the best interests of the Company (an "Allowed Delay"); provided, in the case of a termination or suspension of effectiveness, that the Company shall promptly advise the Holders in writing to cease all sales under the Shelf Registration Statement until the end of the Allowed Delay.

     3. Registration Procedures.

     In connection with the obligations of the Company with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

     (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, (ii) shall, in the case of a Shelf Registration, be available for the sale of the 144A Notes by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

     (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

     (c) in the case of a Shelf Registration, (i) notify each Holder of 144A Notes to be included in a Shelf Registration Statement, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to such 144A Notes is being filed and advising such Holders that the distribution of such 144A Notes will be made in accordance with the method selected by the Majority Holders; (ii) furnish to each Holder of 144A Notes to be included in a Shelf Registration Statement, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto as such Holder or underwriter may reasonably request; and (iii) be deemed to have consented to the use of the Prospectus or any amendment or supplement

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

thereto by each of the selling Holders of 144A Notes in connection with the offering and sale of the 144A Notes covered by the Prospectus or any amendment or supplement thereto included in the Shelf Registration Statement;

     (d) use its commercially reasonable efforts to register or qualify the Registered Notes under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registered Notes covered by a Registration Statement shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition in each such jurisdiction of such Registered Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

     (e) notify promptly each Holder of 144A Notes under a Shelf Registration and, if requested by such Holder, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Notes or the 144A Notes, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

     (f) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which shall contain a statement that any such broker-dealer who receives Registered Notes for 144A Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Registered Notes, (ii) be deemed to have consented to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC in connection with the sale or transfer of the Registered Notes covered by the Prospectus or any amendment or supplement thereto, and (iii) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision (or any substantially similar provision):

          "If you are a broker-dealer holding Registered Notes acquired for your own account as a result of market-making activities or other trading activities, you are required to deliver a prospectus meeting the requirements  of the 1933 Act in  connection  with any resale of Registered

     Notes received in respect of such Registered Notes pursuant to the Exchange Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registered Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

     (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

     (h) in the case of a Shelf Registration, furnish to each Holder of 144A Notes without charge one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or any exhibits thereto);

     (i) in the case of a Shelf Registration, cooperate with the selling Holders of 144A Notes to facilitate the timely preparation and delivery of certificates representing 144A Notes to be sold and not bearing any restrictive legends; and enable such 144A Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of 144A Notes;

     (j) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(iv) and 3(e)(v) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the 144A Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified, and at such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, promptly notify each Holder of such determination and furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

     (k) obtain a CUSIP number for all 144A Notes or Registered Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the 144A Notes or the Registered Notes, as the case may be, in a form eligible for deposit with the Depositary;

     (l) in the case of a Shelf Registration, enter into agreements (which may include underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such 144A Notes and in such connection:

     (i) make such representations and warranties to the Holders of such 144A Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

     (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Majority Holders) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

     (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of 144A Notes (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

     (iv) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

     (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Majority Holders and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

     (m) in the case of a Shelf Registration, within two Business Days prior to filing any Shelf Registration Statement or any Prospectus forming a part thereof, or any amendment or supplement thereto, provide copies of such document to the Holders of 144A Notes participating in the Shelf Registration, to one counsel designated by the Majority Holders, if any, and to the underwriter or underwriters of an underwritten offering of 144A Notes, if any, make such changes in any such document prior to the filing thereof as the Holders, counsel to the Majority Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, counsel to the Majority Holders or any underwriter shall reasonably object within two Business Days;

     (n) otherwise comply with all applicable rules and regulations of the SEC;

     (o) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

     (p) upon consummation of an Exchange Offer, obtain a customary opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of 144A Notes participating in the Exchange Offer, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Registered Notes and the related Indenture, and (ii) each of the Registered Notes and related Indenture constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (with customary exceptions).

     If following the date hereof there has been a change in SEC policy with respect to exchange offers such as the Exchange Offer, such that in the opinion of counsel to the Company there is a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the SEC allowing the Company to consummate an Exchange Offer for the 144A Notes. The Company shall pursue the issuance of such a decision to the SEC staff level. In connection with the foregoing, the Company shall take all such other actions as are reasonably requested by the SEC or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the SEC, (B) delivering to the SEC staff an analysis prepared by counsel to the Company, setting forth the legal basis, if any, upon which such counsel has concluded that such an Exchange Offer shall be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the SEC staff of such submission.

     In the case of a Shelf Registration Statement, as a condition to a Holder's participation in the Shelf Registration and/or receipt of Additional Interest in accordance with Section 2.5, each Holder of 144A Notes shall furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such 144A Notes as the Company may from time to time reasonably request in writing.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of 144A Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such 144A Notes current at the time of receipt of such notice.

     If any of the 144A Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such 144A Notes included in such offering and shall be acceptable to the Company. No Holder of 144A Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's 144A Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     4. Indemnification; Contribution.

     (a) The Company agrees to indemnify and hold harmless the Dealer Managers, each Holder, each Person who participates as an underwriter (any such Person being an "Underwriter"), and the directors, officers, employees and agents of each such Dealer Manager, Holder, and Person and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which 144A Notes or Registered Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

     (iii) against any and all expense, as incurred (including the reasonable fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers, Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

     (b) Each Dealer Manager severally, but not jointly, agrees to indemnify and hold harmless the Company and each Underwriter and each of their respective directors and officers, and each Person, if any, who controls the Company or the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Dealer Manager expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

     (c) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Dealer Managers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Dealer Managers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

     (d) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders and the Dealer Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company on the one hand and the Holders and the Dealer Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders or the Dealer Managers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Holders and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each director, officer, employee and agent of a Dealer Manager or Holder and each Person, if any, who controls a Dealer Manager or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Dealer Manager or Holder, and each director, officer, employee and agent of the Company, and each Person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     5. Miscellaneous.

     5.1. Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of 144A Notes (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its 144A Notes without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.

     5.2. No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of 144A Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     5.3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding 144A Notes affected by such amendment, modification, supplement, waiver or departure.

     5.4. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Dealer Manager Agreement with respect to the Dealer Managers; and (b) if to the Company, initially at the Company's address set forth in the Dealer Manager Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if faxed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

     5.5. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of 144A Notes in violation of the terms of the Dealer Manager Agreement or the Indenture. If any transferee of any Holder shall acquire 144A Notes, in any manner, whether by operation of law or otherwise, such 144A Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such 144A Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Dealer Manager Agreement, and such person shall be entitled to receive the benefits hereof.

     5.6. Holders Bound. Each Holder of 144A Notes will be deemed to have agreed to be bound by the provisions of this Agreement whether or not such Holder has signed this Agreement.

     5.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     5.10. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    MONSANTO COMPANY

                                    By:
                                       ----------------------------------------
                                       Name:  Robert A. Paley
                                       Title:  Vice President and Treasurer

Confirmed and accepted as of the date first above written:


BY: BANC OF AMERICA SECURITIES LLC


By:
      ---------------------------------------------
      Name:
      Title:


BY: ABN AMRO INCORPORATED


By:
      ---------------------------------------------
      Name:
      Title:


BY: BARCLAYS CAPITAL INC.


By:
      ---------------------------------------------
      Name:
      Title:


BY: CALYON SECURITIES (USA) INC.


By:
      ---------------------------------------------
      Name:
      Title:

BY: KBC FINANCIAL PRODUCTS USA INC.


By:
      ---------------------------------------------
      Name:
      Title:


BY: J.P. MORGAN SECURITIES INC.


By:
      ---------------------------------------------
      Name:
      Title:


BY: CITIGROUP GLOBAL MARKETS INC.


By:
      ---------------------------------------------
      Name:
      Title:


BY: RABO SECURITIES USA, INC.


By:
      ---------------------------------------------
      Name:
      Title:


BY: SPP CAPITAL PARTNERS, LLC


By:
      ---------------------------------------------
      Name:
      Title:


BY: THE WILLIAMS CAPITAL GROUP, L.P.


By:
      ---------------------------------------------
      Name:
      Title: